[DATE]

VBI VACCINES INC.

INCENTIVE STOCK OPTION AGREEMENT UNDER

THE INCENTIVE PLAN

This INCENTIVE STOCK OPTION AGREEMENT (this “Agreement”) is made between VBI VACCINES INC. (the “Company”), a British Columbia corporation, and [NAME] (the “Optionee”), pursuant to the Company’s Incentive Plan, as amended from time to time (the “Plan”). Capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

The Company and the Optionee agree as follows:

1.       Option Grant. The Company hereby grants to the Optionee, on the terms and conditions of this Agreement and the Plan, the right and the option (the “Option”) to purchase all or any of [TOTAL NO. OF SHARES GRANTED] Company Common Shares (the “Grant Shares”) at a purchase price of [EXERCISE PRICE] per share, which is not less than the Market Price of the Company’s Common Shares on the Grant Date (as defined below) of such Option or, for an Option that is intended to qualify as an Incentive Stock Option granted to a US Taxpayer that owns more than 10% of the total combined voting power of all classes of the Company’s stock (a “10% Holder”), the exercise price is 110% of the Market Price of the Company’s Common Shares. The terms and conditions applicable to grants of options of the Company’s Common Shares, as set forth in the Plan, are hereby incorporated into and made part of this Agreement, including, without restriction, Section 7.2 of the Plan.

2.       Time of Exercise of Option. The date of this Option is [DATE GRANTED] (the “Grant Date”). Subject to the terms and conditions set forth herein and until the Option expires or is terminated as provided in the Plan, the Option may be exercised from time to time to purchase Grant Shares as follows: [VESTING SCHEDULE]

3.       Expiration. The Option shall continue in effect until the earlier of [DATE equal to the Grant Date plus 10 years] (which date, for an Option that is intended to qualify as an Incentive Stock Option granted to a US Taxpayer, shall not be more than 10 years from the Grant Date or, in the case of a 10% Holder, the date shall be not more than five (5) years from the Grant Date), or, unless earlier terminated as provided in the Plan:

(a)	if the Optionee’s Employment is terminated without Cause, the date that is 120 days after the Optionee’s date of Termination;

(b)	if the Optionee’s Employment is terminated with Cause, immediately;

(c)	if the Optionee resigns or, in the case of an Optionee that is a Service Provider, terminates the Optionee’s contract of service, the date that is 90 days after the Optionee’s date of the resignation or termination; or

(d)	if the Optionee’s Employment terminates is by reason of death or Disability, the date that is 36 months after the Optionee’s date of death or Disability Date, as the case may be;

provided, that any Option that is intended to be an Incentive Stock Option shall expire not more than three (3) months from the date of the Optionee’s termination for any reason other than death or disability (as defined in Section 22(e) of the United States Internal Revenue Code of 1986, as amended, and any applicable United States Treasury Regulations and other binding regulatory guidance thereunder (the “Code”)) or 12 months from the Optionee’s termination due to death or disability (as defined in the Code).

4.       Options Granted to Service Providers. If the Optionee is a Service Provider and is not a director of the Company or an Affiliate of the Company, then:

(a)	the Company and the Optionee acknowledge and confirm their mutual intention and understanding that the Options are hereby granted to the Optionee (including without restriction an Optionee who is deemed to be a Service Provider pursuant the second subparagraph (b) of the definition of Service Provider in paragraph 1.3.33 of the Plan) in respect of the written contract between the Company and the relevant Service Provider referred to in the first subparagraph (b) of paragraph 1.3.33 of the Plan, and not in respect of, in the course of, or by virtue of employment of any such Service Provider by the Company or an Affiliate of the Company, and consequently:

i.	the Company is not required by any provision of the Income Tax Act (Canada) or any similar legislation of any province or territory of Canada, to withhold any amount in respect of this grant of Options, and the Optionee’s subsequent exercise thereof, or remit any such amount to the Canada Revenue Agency or similar authority of a province or territory of Canada for the account of the Optionee; and

ii.	the Optionee is not entitled to, and will not, claim a deduction in respect of the Options pursuant to §110(1)(d) of the Income Tax Act (Canada) or any successor provision or any similar provision in that statute or any similar legislation of any province or territory of Canada; and

(b)	the Optionee, and, if the Optionee is an individual, any company that is also a Service Provider because of such company’s relationship with the Optionee, will jointly and severally promptly indemnify and save the Company harmless from all liabilities and costs of every kind and description whatsoever for tax, interest, or penalties assessed against the Company as a consequence of the Company’s failure to withhold or remit any such amount, and all professional costs incurred by the Company to deal with any such assessment, including without restriction any objection to or appeal of any such assessment.

5.       Transferability. This Option may be transferred only in accordance with Sections 7.11, 12.1 and 12.2 of the Plan.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:

VBI VACCINES INC.

By:
Name:
Title:

OPTIONEE:

[NAME]

(Signature of Optionee)

__________ __, 2017

VBI VACCINES INC.

NON-QUALIFIED STOCK OPTION AGREEMENT UNDER

THE INCENTIVE PLAN

This NON-QUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) is made between VBI VACCINES INC. (the “Company”), a British Columbia corporation, and [NAME] (the “Optionee”), pursuant to the Company’s Incentive Plan, as amended from time to time (the “Plan”). Capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

The Company and the Optionee agree as follows:

1.       Option Grant. The Company hereby grants to the Optionee, on the terms and conditions of this Agreement and the Plan, the right and the option (the “Option”) to purchase all or any of [TOTAL NO. OF SHARES GRANTED] Company Common Shares (the “Grant Shares”) at a purchase price of [EXERCISE PRICE] per share, which is not less than the Market Price of the Company’s Common Shares on the Grant Date (as defined below) of such Option. The terms and conditions applicable to grants of options of the Company’s Common Shares, as set forth in the Plan, are hereby incorporated into and made part of this Agreement, including, without restriction, Section 7.2 of the Plan.

2.       Time of Exercise of Option. The date of this Option is [DATE GRANTED] (the “Grant Date”). Subject to the terms and conditions set forth herein and until the Option expires or is terminated as provided in the Plan, the Option may be exercised from time to time to purchase Grant Shares as follows: [VESTING SCHEDULE]

3.       Expiration. The Option shall continue in effect until the earlier of [DATE equal to the Grant Date plus 10 years], or, unless earlier terminated as provided in the Plan:

(a)	if the Optionee’s Employment is terminated without Cause, the date that is 120 days after the Optionee’s date of Termination;

(b)	if the Optionee’s Employment is terminated with Cause, immediately;

(c)	if the Optionee resigns or, in the case of an Optionee that is a Service Provider, terminates the Optionee’s contract of service, the date that is 90 days after the Optionee’s date of the resignation or termination; or

(d)	if the Optionee’s Employment terminates is by reason of death or Disability, the date that is 36 months after the Optionee’s date of death or Disability Date, as the case may be.

4.       Options Granted to Service Providers. If the Optionee is a Service Provider and is not a director of the Company or an Affiliate of the Company, then:

(a)	the Company and the Optionee acknowledge and confirm their mutual intention and understanding that the Options are hereby granted to the Optionee (including without restriction an Optionee who is deemed to be a Service Provider pursuant the second subparagraph (b) of the definition of Service Provider in paragraph 1.3.33 of the Plan) in respect of the written contract between the Company and the relevant Service Provider referred to in the first subparagraph (b) of paragraph 1.3.33 of the Plan, and not in respect of, in the course of, or by virtue of employment of any such Service Provider by the Company or an Affiliate of the Company, and consequently:

i.	the Company is not required by any provision of the Income Tax Act (Canada) or any similar legislation of any province or territory of Canada, to withhold any amount in respect of this grant of Options, and the Optionee’s subsequent exercise thereof, or remit any such amount to the Canada Revenue Agency or similar authority of a province or territory of Canada for the account of the Optionee; and

ii.	the Optionee is not entitled to, and will not, claim a deduction in respect of the Options pursuant to §110(1)(d) of the Income Tax Act (Canada) or any successor provision or any similar provision in that statute or any similar legislation of any province or territory of Canada; and

(b)	the Optionee, and, if the Optionee is an individual, any company that is also a Service Provider because of such company’s relationship with the Optionee, will jointly and severally promptly indemnify and save the Company harmless from all liabilities and costs of every kind and description whatsoever for tax, interest, or penalties assessed against the Company as a consequence of the Company’s failure to withhold or remit any such amount, and all professional costs incurred by the Company to deal with any such assessment, including without restriction any objection to or appeal of any such assessment.

5.       Transferability. This Option may be transferred only in accordance with Sections 7.11, 12.1 and 12.2 of the Plan.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:

VBI VACCINES INC.

By:
Name:
Title:

OPTIONEE:

[NAME]

(Signature of Optionee)

SCIVAC THERAPEUTICS INC.

INCENTIVE PLAN

Restricted share unit AGREEMENT

FOR

________________________

1.       Award of Restricted Stock Units. VBI Vaccines Inc. (the “Corporation”) hereby grants, as of __________, 2016 (the “Grant Date”), to ________________ (the “Recipient”), the right to receive, at the times specified in Section 2 hereof, __________________ shares of the common stock of the capital of the Corporation (collectively the “RSUs”). The RSUs shall be subject to the terms, provisions and restrictions set forth in this Agreement and the SciVac Therapeutics Inc. Incentive Plan, as may be amended from time to time (the “Plan”), which is incorporated herein for all purposes. As a condition to entering into this Agreement, and to the issuance of any Shares (or any other securities of the Corporation pursuant thereto), the Recipient agrees to be bound by all of the terms and conditions herein and in the Plan. Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributable thereto in the Plan.

2.       Vesting of RSUs.

(a)         General Vesting. Except as provided in Sections 2(b) and 3 of this Agreement, the RSUs shall vest in the following amounts and the following times (the “Vesting Date”), provided that the Employment of the Recipient continues through and each such Vesting Date:

Percentage of RSUs	Vesting Date

25%	On the first business day after the date on which the Corporation shall have filed with the U.S. Securities and Exchange Commission a Registration Statement on Form S-8 with respect to the Corporation’s common shares deliverable upon vesting of the RSUs.

25%	First anniversary of the Grant Date

25%	Second anniversary of the Grant Date

25%	Third anniversary of the Grant Date

There shall be no proportionate or partial vesting of the RSUs in or during the months, days or periods prior to each Vesting Date, and except as otherwise provided in Sections 2(b) hereof, all vesting shall occur only on the applicable Vesting Date provided the conditions set forth in this Section 2 are satisfied. Any portion of the RSUs subject to this Agreement that have become vested pursuant to this Section 2 shall be referred to hereinafter as the “Vested RSUs”, and any portion that have not vested hereunder shall be referred to as the “Non-Vested RSUs.”

(b)        Acceleration of Vesting Upon Change in Control. In the event that a Change in Control of the Corporation occurs during the Recipient’s Employment or if the Recipient’s employment is terminated by the Corporation without “Cause” (as defined in Recipient’s employment agreement) within one (1) year of the date of closing of such transaction, the Shares subject to the RSUs subject to this Agreement shall become immediately vested as of the date of the Change in Control (the “Change in Control Vesting Date”), unless either (i) the Corporation is the surviving entity in the Change in Control and the RSUs continue to be outstanding after the Change in Control on substantially the same terms and conditions as were applicable immediately prior to the Change in Control or (ii) the successor company or its parent company assumes or substitutes for the RSUs, as determined in accordance with Section 5.3 of the Plan.

3.       Treatment of RSUs Upon Termination of Employment. If the Recipient’s Employment is terminated for any reason prior to the earlier of (a) Vesting Date or (b) Change in Control Vesting Date, the Non-Vested RSUs granted hereunder shall be treated in accordance with the terms and provisions set forth in Section 16 of the Plan. The Board shall have the power and authority to enforce on behalf of the Corporation any rights of the Corporation may have with respect to the RSUs under this Agreement in the event of the termination of the Recipient’s Employment.

4.       Settlement of the RSUs. The Corporation shall deliver to the Recipient the number of Shares corresponding to the Vested RSUs as soon as practicable on or after the Vesting Date or Change in Control Vesting Date, whichever applicable, but in no event later than the 15th day of the third month following the last day of the calendar year in which the Vesting Date or Change in Control Vesting Date, whichever applicable, occurs.

5.       Rights with Respect to RSUs.

(a)       No Rights as Shareholder Until Delivery. Except as otherwise provided in this Section 5, the Recipient shall not have any rights, benefits or entitlements with respect to the Shares corresponding to the RSUs unless and until those Shares are delivered to the Recipient except as may otherwise be provided in the Plan. On or after delivery, the Recipient shall have, with respect to the Shares delivered, all of the rights of a holder of Shares granted pursuant to the articles of incorporation and other governing instruments of the Corporation, or as otherwise available at law.

(b)       Adjustments to Shares. If at any time while this Agreement is in effect and before any Shares have been delivered with respect to any RSUs, there shall be any increase or decrease in the number of issued and outstanding Shares of the Corporation through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of such Shares, then and in that event, the Board shall make any adjustments it deems fair and appropriate, in view of such change, in the number of Shares subject to the RSUs then subject to this Agreement. If any such adjustment shall result in a fractional Share, such fraction shall be disregarded.

(c)       No Restriction on Certain Transactions. Notwithstanding any term or provision of this Agreement to the contrary, the existence of this Agreement, or of any outstanding RSUs awarded hereunder, shall not affect in any manner the right, power or authority of the Corporation to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation’s capital structure or its business; (ii) any merger, consolidation or similar transaction by or of the Corporation; (iii) any offer, issue or sale by the Corporation of any capital stock of the Corporation, including any equity or debt securities, or preferred or preference stock that would rank prior to or on parity with the Shares represented by the RSUs and/or that would include, have or possess other rights, benefits and/or preferences superior to those that such Shares includes, has or possesses, or any warrants, options or rights with respect to any of the foregoing; (iv) the dissolution or liquidation of the Corporation; (v) any sale, transfer or assignment of all or any part of the stock, assets or business of the Corporation; or (vi) any other corporate transaction, act or proceeding (whether of a similar character or otherwise).

6.       Transferability. The RSUs are not transferable unless and until the Shares have been delivered to the Recipient in settlement of the RSUs in accordance with this Agreement, otherwise than by will or under the applicable laws of descent and distribution. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Recipient. Except as otherwise permitted pursuant to the first sentence of this Section, any attempt to effect a Transfer of any RSUs prior to the date on which the Shares have been delivered to the Recipient in settlement of the RSUs shall be void ab initio. For purposes of this Agreement, “Transfer” shall mean any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment.

7.       Tax Matters.

(a)       Withholding. As a condition to the Corporation’s obligations with respect to the RSUs (including, without limitation, any obligation to deliver any Shares) hereunder, if applicable, the Recipient shall make arrangements satisfactory to the Corporation to pay to the Corporation any federal, state or local taxes of any kind required to be withheld with respect to the delivery of Shares corresponding to such RSUs. If the Recipient shall fail to make the tax payments as are required, the Corporation shall, to the extent permitted by law, have the right to deduct from any payment of any kind (including the withholding of any Shares that otherwise would be delivered to Recipient under this Agreement) otherwise due to the Recipient any federal, state or local taxes of any kind required by law to be withheld with respect to such Shares.

(b)       Satisfaction of Withholding Requirements. If applicable, the Recipient may satisfy the withholding requirements with respect to the RSUs pursuant to the procedures and methods set forth in Section 7.2 of the Plan.

(c)       Recipient’s Responsibilities for Tax Consequences. The tax consequences to the Recipient (including without limitation federal, state, local and foreign income tax consequences) with respect to the RSUs (including without limitation the grant, vesting and/or delivery thereof) are the sole responsibility of the Recipient. The Recipient shall consult with his or her own personal accountant(s) and/or tax advisor(s) regarding these matters and the Recipient’s filing, withholding and payment (or tax liability) obligations.

8.       Amendment, Modification & Assignment. This Agreement may only be modified or amended in a writing signed by the parties hereto. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by either party which are not set forth expressly in this Agreement. Unless otherwise consented to in writing by the Corporation, in its sole discretion, this Agreement (and Recipient’s rights hereunder) may not be assigned, and the obligations of Recipient hereunder may not be delegated, in whole or in part. The rights and obligations created hereunder shall be binding on the Recipient and his heirs and legal representatives and on the successors and assigns of the Corporation.

9.       Complete Agreement. This Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.

10.       Miscellaneous.

(a)       No Right to (Continued) Employment or Service. This Agreement and the grant of RSUs hereunder shall not confer, or be construed to confer, upon the Recipient any right to employment or service, or continued employment or service, with the Corporation or any Affiliate.

(b)       No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Corporation or any Affiliate from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.

(c)       Severability. If any term or provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of RSUs hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award hereunder shall remain in full force and effect).

(d)        No Trust or Fund Created. Neither this Agreement nor the grant of RSUs hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation or any Affiliate and the Recipient or any other person. To the extent that the Recipient or any other person acquires a right to receive payments from the Corporation or any Affiliate pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

(e)       Law Governing. This Agreement and the Plan shall be governed by and construed and enforced in accordance with the internal laws of the Province of British Columbia, although with respect to US Taxpayers, the tax treatment of the RSUs will be governed by the United Stated federal laws (and any applicable state and local tax laws).

(f)       Interpretation. The Recipient accepts this award of RSUs subject to all of the terms, provisions and restrictions of this Agreement and the Plan. The undersigned Recipient hereby accepts as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under this Agreement or the Plan.

(g)       Headings. Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference. Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.

(h)       Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Corporation, to the Corporation’s Secretary at 222 Third Street, Suite 2241, Cambridge, MA 02142, or if the Corporation should move its principal office, to such principal office, and, in the case of the Recipient, to the Recipient’s last permanent address as shown on the Corporation’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

(i)       Compliance with Section 409A

(i) General. It is the intention of both the Corporation and the Recipient that the benefits and rights to which the Recipient could be entitled pursuant to this Agreement either comply with or fall within an exception to Section 409A of the Code and the Treasury Regulations and other guidance promulgated or issued thereunder (“Section 409A”), to the extent that the requirements of Section 409A are applicable thereto, and the provisions of this Agreement shall be construed in a manner consistent with that intention.

(ii) No Representations as to Section 409A Compliance. Notwithstanding the foregoing, the Corporation does not make any representation to the Recipient that the shares of RSUs awarded pursuant to this Agreement are exempt from, or satisfy, the requirements of Section 409A, and the Corporation shall have no liability or other obligation to indemnify or hold harmless the Recipient or any Beneficiary for any tax, additional tax, interest or penalties that the Recipient or any Beneficiary may incur in the event that any provision of this Agreement, or any amendment or modification thereof or any other action taken with respect thereto is deemed to violate any of the requirements of Section 409A.

(iii) No Acceleration of Payments. Neither the Corporation nor the Recipient, individually or in combination, may accelerate any payment or benefit that is subject to Section 409A, except in compliance with Section 409A and the provisions of this Agreement, and no amount that is subject to Section 409A shall be paid prior to the earliest date on which it may be paid without violating Section 409A.

(j)         Non-Waiver of Breach. The waiver by any party hereto of the other party’s prompt and complete performance, or breach or violation, of any term or provision of this Agreement shall be effected solely in a writing signed by such party, and shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which he or it may possess shall not operate nor be construed as the waiver of such right or remedy by such party, or as a bar to the exercise of such right or remedy by such party, upon the occurrence of any subsequent breach or violation.

(k)         Counterparts. This Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

(l)         Clawback of Benefits. The Corporation may (i) cause the cancellation of the RSUs, (ii) require reimbursement of any benefit conferred under the RSUs to the Recipient or Beneficiary, and (iii) effect any other right of recoupment of equity or other compensation provided under the Plan or otherwise in accordance with any Corporation policies that currently exist or that may from time to time be adopted or modified in the future by the Corporation and/or applicable law (each, a “Clawback Policy”). In addition, the Recipient may be required to repay to the Corporation certain previously paid compensation, whether provided under the Plan or an Award Agreement or otherwise, in accordance with any Clawback Policy. By accepting this Award, the Recipient agrees to be bound by any existing or future Clawback Policy adopted by the Corporation, or any amendments that may from time to time be made to the Clawback Policy in the future by the Corporation in its discretion (including without limitation any Clawback Policy adopted or amended to comply with applicable laws or stock exchange requirements) and further agrees that all of the Recipient’s Award Agreements (and/or awards issued under the Prior Plan) may be unilaterally amended by the Corporation, without the Recipient’s consent, to the extent that the Corporation in its discretion determines to be necessary or appropriate to comply with any Clawback Policy.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the _______ day of __________, 201_.

COMPANY:
VBI VACCINES INC.

By:
Name:
Title:

The Recipient acknowledges receipt of a copy of the Plan and represents that he or she has reviewed the provisions of the Plan and this Agreement in their entirety, is familiar with and understands their terms and provisions, and hereby accepts this RSU award subject to all of the terms and provisions of the Plan and the Agreement. The Recipient further represents that he or she has had an opportunity to obtain the advice of counsel prior to executing this Agreement.

Dated:	RECIPIENT:

ISRAELI ADDENDUM

VBI VACCINES INC.

Restricted share unit AGREEMENT UNDER

THE INCENTIVE PLAN

1.	Purpose of the Addendum. This Israeli Addendum (“Israeli Addendum”) to the Restricted Share Unit Agreement (the “Agreement”) shall form an integral part of the Agreement, and shall apply only to Israeli Participants of the VBI VACCINES INC. Amended Incentive Plan who are granted RSUs pursuant to the Israeli Addendum thereto. The VBI VACCINES INC. Amended Incentive Plan and the Israeli Addendum thereto shall be jointly referred hereunder as the “Plan”.

This Israeli Addendum modifies the Agreement so that it shall comply with the requirements of Section 102 and the Rules.

The Agreement and this Israeli Addendum are complimentary to each other and shall be read and deemed as one. Any requirements provided in this Israeli Addendum shall be in addition to the requirements provided in the Agreement and the Plan. In the event of a conflict, whether explicit or implied, between the provisions of the Plan or the Agreement and this Israeli Addendum, the latter shall govern and prevail.

2.	Definitions. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meaning in this Israeli Addendum.

3.	Grant of RSUs.

3.1.	Subject to the terms and conditions set forth herein, in the Plan and in the Agreement, and further subject to and conditioned upon the submission for approval and qualification of the Plan and the Trustee pursuant to Section 102, the Corporation shall issue to the Trustee (as defined below), for the benefit of the Recipient named in the Agreement, the RSUs qualified as “Capital Gain Grant Through a Trustee”, for the number of Shares set forth in the Agreement (the “Shares”) and under the terms therein.

3.2.	The Plan, as approved by the Company for use by the Company, is intended to qualify as an Employee Option Plan within the meaning of Section 102. The grant of the RSUs is made pursuant and subject to: (a) Section 102 and any tax officer’s approval issued pursuant thereto; and (b) the Trust Agreement (as defined below).

3.3.	In the event of a conflict between the Plan, the Agreement or this Israeli Addendum and any provision of Section 102, any tax officer’s approval issued in connection therewith, the Trust Agreement or any applicable law, the latter shall govern and prevail.

3.4.	The provisions in the Plan and the Agreement relating specifically to the tax status of RSUs granted in the U.S shall not apply to RSUs granted under this Israeli Addendum.

4.	Issuance to Trustee and Lock-up Period.

4.1.	Issuance to Trustee. The Corporation appointed a trustee, in accordance with the provisions of Section 102 (the “Trustee”) and has entered into a written agreement, which sets forth the terms and conditions of the trust in accordance with the provisions of Section 102 (the “Trust Agreement”) with the Trustee. Under the conditions of Section 102, the RSUs and any Shares to be delivered under the RSUs shall be issued to the Trustee and held in trust for the benefit of Recipient for the Lock-up Period, or, if applicable, a shorter period as approved by the tax authorities.

4.2.	Undertaking and Release. Recipient’s execution of this Israeli Addendum shall be deemed as the Recipient’s undertaking to exempt the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the Plan and any RSU, Share, Additional Right or other rights received by the Recipient in connection therewith.

4.3.	Lock-up Period. In order for the tax benefits of Section 102 to apply, during the Lock-up Period, neither the RSU nor the Shares delivered thereunder, as the case may be, may be sold or transferred (other than through a transfer by will or by operation of law), nor may they be the subject of an attachment or security interest, and no power of attorney or transfer deed shall be given in respect thereof prior to the payment of the tax liability.

The Corporation shall provide the Trustee with a share certificate, representing the Shares, in the name of the Trustee, for the benefit of Recipient, and the Trustee will hold it until no sooner than the end of the Lock-up Period.

Notwithstanding the above, in the event the Recipient shall elect to release the RSUs and/or the Shares, as the case may be, prior to the expiration of the Lock-up Period, the sanctions under Section 102 shall apply to and shall be borne solely by the Recipient

4.4.	End of Lock-up Period. Upon conclusion of the Lock-up Period and subject to the provisions of the Plan, the Agreement and this Israeli Addendum, the Trustee may release the RSUs and/or the Shares delivered thereunder to Recipient only after (i) the receipt by the Trustee of an acknowledgment from the Income Tax Authority that Recipient has paid any applicable tax due pursuant to Section 102 and the Tax Ordinance, or (ii) the Company or the Trustee withholds any applicable tax due pursuant to Section 102 and the Tax Ordinance.

4.5.	Additional Rights. In the event of a distribution of rights, including an issuance of bonus shares, in connection with the RSUs and/or Shares delivered thereunder (the “Additional Rights”), all such Additional Rights shall be deposited with and/or issued to the Trustee for the benefit of the Recipient, and shall be held by the Trustee and treated in accordance with the provisions of Section 102.

4.6.	Notification to Trustee. The Company will notify the Trustee of any delivery of Shares. If such notification is delivered during the Lock-up Period, the Shares shall be issued directly to the Trustee on behalf of the Recipient, and shall be held by the Trustee in trust on behalf of the Recipient, unless the Recipient elects to receive the Shares directly to his possession, pursuant to which the sanctions under Section 102 shall apply and shall be borne solely by the Recipient. In the event such notification is delivered after the conclusion of the Lock-up Period, the Shares shall be transferred either to the Trustee or to Recipient directly, at the election of Recipient; provided, however, that in the event the Recipient elects to receive the Shares directly to his possession, the transfer thereof shall be subject to the payment of the tax liability by the Recipient.

4.7.	Voting of Shares. Subject to the provisions of Section 102, so long as the Trustee holds the Shares in trust for the benefit of the Recipient, the Trustee shall not use the voting rights vested in such Shares, and shall not exercise such rights in any way whatsoever. In the event the right to vote such Shares is held by the Trustee pursuant to Section 102, then upon the delivery of any Share the Trustee shall execute a voting proxy in such form as may be prescribed by the Board, subject to the provisions of Section 102.

5.	Tax Consequences.

5.1.	By accepting the grant of the RSUs, the Recipient acknowledges and agrees that any and all taxes, fees and other liabilities (as may apply from time to time) in connection with the grant and/or delivery and/or release of the RSUs and the delivery and/or sale and/or release of Shares issued thereunder and/or any other event or act of the Recipient, the Corporation, its Affiliates, the Corporation’s Israeli resident subsidiary that engages the Recipient (if applicable) or the Trustee, shall be borne solely by the Recipient, and Recipient will be solely liable for all such taxes, fees and other liabilities. The Corporation or its Israeli resident subsidiary that engages the Recipient (if applicable) and/or the Trustee shall withhold taxes according to the requirements under Section 102 and any applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, by executing this Agreement the Recipient hereby agrees to indemnify the Corporation, its Israeli resident subsidiary that engages the Recipient (if applicable) and the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Recipient.

Except as otherwise required by law, the Corporation shall not be obligated to honor any RSU and/or the sale of any Shares by or on behalf of an Recipient and may refuse to deliver Shares, until all tax consequences (if any) arising therefrom are resolved in a manner reasonably acceptable to the Corporation.

5.2.	Legal and Tax Consultation. The Recipient acknowledges that the Corporation has advised the Recipient to consult an independent tax advisor with respect to legal and tax consequences of the RSUs, and the Recipient has consulted with any legal or tax advisors that the Recipient deems necessary. Recipient acknowledges that he is not relying on the Corporation, any Affiliate thereof or the Trustee for any legal or tax advice, and that the Corporation any Affiliate thereof and the Trustee shall not be deemed to have provided any legal or tax advice to Recipient with respect to the RSUs.

6.	Recipient’s Representations Under Section 102; Indemnification. By accepting the grant of the RSUs, the Recipient represents and confirms that: (i) Recipient is familiar with the terms and provisions of Section 102, and in particular 102 (b)(3)- capital gain route and hereby accepts the RSUs granted hereunder subject to all of the terms and provisions of Section 102 and the Trust Agreement and any tax ruling which may be obtained by the Corporation, applying the provisions of Section 102(b) of the Tax Ordinance to the Plan; (ii) Recipient wishes that all issuances of RSUs and/or Shares under the Plan be deposited with the Trustee and designate such deposit with the Trustee selected by the Corporation, who shall hold such RSUs and/or Shares in accordance with the provisions of Section 102 of the Tax Ordinance; (iii) in the event any Additional Rights shall be distributed with respect to the RSUs and/or the Shares, such Additional Rights shall be deposited with the Trustee who shall be responsible for the withholding of the applicable tax thereon and delivery of the same to the tax authorities, and shall also be subject to the provisions of Section 102, including the Lock-up Period; (iv) Recipient shall not sell nor transfer from the Trustee the RSUs, Shares or any Additional Right distributed to him in connection therewith, until the end of the Lock-up Period, except that if Recipient chooses to sell or transfer from the Trustee the RSUs and/or Shares prior to the end of the Lock-Up Period, Recipient shall reimburse the Corporation or any of its Affiliates upon its first demand for any tax or any other, levy or expense that the Corporation or, if applicable, its Affiliate, shall bear as a result of such sale or withdrawal, including but not limited to, the employer portion of payment to social security (“Bituach Leumi”) plus linkage and interest in accordance with the law, and any such amount shall be deemed a debt of the Recipient to the Corporation (or its Affiliate), which may be deducted or set off from any amounts payable to the Recipient, and the RSUs and/or Shares will not be released until such time as all taxes have been paid; (v) Recipient will notify the Trustee in writing in the event that it wishes to remove the RSUs and/or Shares from the possession of the Trustee. Prior to receiving the RSUs and/or Shares from the Trustee, the Trustee will deduct tax at a rate applicable in accordance with the Ordinance; (vi) the Trustee shall not be liable for any action or omission taken on its part in connection with the Plan, this Agreement and the Trust Agreement, provided that the Trustee acted reasonably and in good faith; and (vii) Recipient shall be liable to indemnify the Trustee with respect to any loss, damage or expense caused to the Trustee as a result of or in consequence of performance of its duties as a Trustee, unless arising out of the Trustee’s own fraud or bad faith.

7.	Recipient hereby further acknowledges and agrees that: (i) the Plan and the grant of the RSUs under the Plan is discretionary in nature and occasional, and does not create any contractual or other right to receive future grants of RSUs and/or Shares, or benefits in lieu of the RSUs even if RSUs and/or Shares have been granted repeatedly in the past; (ii) Recipient’s participation in the Plan is voluntary; (iii) the value of the RSUs and/or Shares is an extraordinary item of compensation, which is outside the scope of Recipient’s employment agreement, if any. The RSUs and/or Shares are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any social benefits, severance, end of service payments, bonuses, long-service awards, pension or similar payments; (iv) the future value of the RSUs and/or Shares granted under the Plan is unknown and cannot be predicted with certainty, and the Corporation makes no express or implied promise about the financial gain or loss to be achieved through participation in the Plan; (v) Recipient’s engagement with the Corporation or any Affiliate of the Corporation may be terminated at any time, with or without cause, by the Corporation or any Affiliate of the Corporation and neither the Plan nor the grant of RSUs and/or Shares shall obligate the Corporation or any Affiliate thereof to engage Recipient for any particular length of time nor confer any right with respect to continuing the Recipient’s status as an Employee.

8.	Data Privacy

The Corporation will collect, process, use and deliver personal data of Recipient for the purpose of executing and managing the Plan and the exercise of your rights thereunder, as well as for any other aspect required in connection with your employment with the Company.

By accepting the grant of RSUs and participating in the Plan, Recipient hereby expressly: (i) authorizes the Corporation, any Affiliate thereof, the Trustee and any agent of the Corporation administering the Plan or providing Plan recordkeeping services, to disclose to the Corporation, to any Affiliate thereof, to the Trustee or to any such agent such information and data as shall be requested in order to facilitate the grant of RSUs and/or Shares and the administration of the Plan; (ii) waives any data privacy rights he may have with respect to such information; and (iii) authorizes the Corporation, any Affiliate thereof, the Trustee and any such agent to store and transmit such information in electronic form; and (iv) approves and consents, in any case, for the transfer of information, its storage and usage outside of Israel and this for the purposes listed above.

Please note that providing such data is not required under law and it is subjected to your sole consideration. You are free to decide whether you want to grant or deny your consent. If you decide to deny your consent then no further action is required. Please understand, in this case the Corporation would not be able to comply with the legal requirements associated with the participation in the Plan, and as a consequence you will not be able to participate in the Plan.

Recipient acknowledges receipt of a copy of the VBI VACCINES INC. Amended Incentive Plan and the Israeli Addendum thereto, the Restricted share unit Agreement and the Trust Agreement and represents that he is familiar with the terms and provisions thereof, and hereby accepts this grant of RSUs subject to all of the terms and provisions thereof. Recipient has reviewed the Plan the Agreement and this Israeli Addendum in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Israeli Addendum and fully understands all provisions of the RSUs.

Recipient:	VBI VACCINES INC.

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